UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2007

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

On September 6, 2007, at a meeting of the Board of Directors of Aastrom Biosciences, Inc. (the "Company"), the Board approved the annual base salaries (effective as of September 1, 2007) of the Company’s executive officers after a review of performance and competitive market data and approved additional grants of options to purchase the Company’s stock for such individuals. The stock options were awarded pursuant to the previously adopted Employee Compensation Guidelines, except that stock options were substituted for grants of restricted stock. The following table sets forth: the new fiscal 2008 annual base salary levels and the number of option shares granted to the Company’s Named Executive Officers.

Name and Position: George W. Dunbar, President & Chief Executive Officer
FY2008 Base Salary:$375,000 (1)
Shares Subject to Options: 300,000

Name and Position: Gerald D. Brennan, Jr., Vice President, Administration & Financial Operations and Chief Financial Officer
FY2008 Base Salary: $240,800
Shares Subject to Options: 93,800

(1) Mr. Dunbar declined a proposed increase in his salary from the prior fiscal year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

September 10, 2007	By:	/s/ Gerald D. Brennan, Jr.

Name: Gerald D. Brennan, Jr.
Title: Vice President, Administrative & Financial Operations and Chief Financial Officer